                                                                      Exhibit 12

                           QUALITY FOOD CENTERS, INC.
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

                                                                         FISCAL YEAR
                           36 WEEKS ENDED    --------------------------------------------------------------------
                          SEPTEMBER 7, 1996      1995          1994          1993          1992          1991
                          -----------------  ------------  ------------  ------------  ------------  ------------
Earnings Before Income
  Taxes.................       26,167,000      32,239,238    40,144,536    39,776,572    37,708,720    31,204,102
Less: Interest
  Capitalized...........         (943,000)       (166,959)
                          -----------------  ------------  ------------  ------------  ------------  ------------
Earnings................       25,224,000      32,072,279    40,144,536    39,776,572    37,708,720    31,204,102
                          -----------------  ------------  ------------  ------------  ------------  ------------
                          -----------------  ------------  ------------  ------------  ------------  ------------
Interest (including
  capitalized
  interest).............        7,844,000       9,806,364
Interest factor in Rent
  Expense...............        3,205,828       4,139,078     2,728,333     2,390,014     1,737,563     1,456,427
                          -----------------  ------------  ------------  ------------  ------------  ------------
      Total Fixed
        Charges.........       11,049,828      13,945,442     2,728,333     2,390,014     1,737,563     1,456,427
                          -----------------  ------------  ------------  ------------  ------------  ------------
                          -----------------  ------------  ------------  ------------  ------------  ------------
      Total Earnings and
        Fixed Charges...       36,273,828      46,017,721    42,872,869    42,166,586    39,446,283    32,660,529
                          -----------------  ------------  ------------  ------------  ------------  ------------
                          -----------------  ------------  ------------  ------------  ------------  ------------
Ratio of Earnings to
  Fixed Charges.........             3.28            3.30         15.71         17.64         22.70         22.43
                          -----------------  ------------  ------------  ------------  ------------  ------------
                          -----------------  ------------  ------------  ------------  ------------  ------------
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